Exhibit 25


                     SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C. 20549

                                  FORM T-1

                          STATEMENT OF ELIGIBILITY
                   UNDER THE TRUST INDENTURE ACT OF 1939
               OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

              CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                OF A TRUSTEE PURSUANT TO SECTION 305(b)(2) X
                                                          ---

                             ___________________

                       BANK ONE, NATIONAL ASSOCIATION
            (Exact name of trustee as specified in its charter)

    A National Banking Association                           36-0899825
                                                          (I.R.S. employer
                                                          identification number)

1 Bank One Plaza, Chicago, Illinois                         60670-0126
(Address of principal executive offices)                    (Zip Code)

                       Bank One, National Association
                      1 Bank One Plaza, Suite IL1-0126
                        Chicago, Illinois 60670-0126
                   Attn: Steven M. Wagner, (312) 407-1819
         (Name, address and telephone number of agent for service)


                           _______________________
                        CNH CAPITAL RECEIVABLES INC.
            (Exact name of obligor as specified in its charter)


         Delaware                                               39-1995297
 (State or other jurisdiction of                             (I.R.S. employer
 incorporation or organization)                           identification number)

100 South Saunders Road
Lake Forest, Illinois                                               60045
(Address of principal executive offices)                          (Zip Code)



                             Asset-Backed Notes
                      (Title of Indenture Securities)


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Item 1.    General Information.  Furnish the following
           information as to the trustee:

           (a)      Name and address of each examining or
           supervising authority to which it is subject.

           Comptroller of Currency, Washington, D.C.;
           Federal Deposit Insurance Corporation,
           Washington, D.C.; The Board of Governors of the Federal Reserve System, Washington D.C..

           (b)      Whether it is authorized to exercise
           corporate trust powers.

           The trustee is authorized to exercise corporate trust powers.

Item 2. Affiliations With the Obligor. If the obligor is an affiliate of the trustee, describe each such affiliation.

           No such affiliation exists with the trustee.

Item 16. List of exhibits. List below all exhibits filed as a part of this Statement of Eligibility.

           1. A copy of the articles of association of the trustee now in effect.*

           2. A copy of the certificates of authority of the trustee to commence business.*

           3. A copy of the authorization of the trustee to exercise corporate trust powers.*

           4.  A copy of the existing by-laws of the trustee.*

           5.  Not Applicable.

           6.  The consent of the trustee required by
               Section 321(b) of the Act.


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           7.  A copy of the latest report of condition of the
               trustee published pursuant to law or the requirements of its supervising or examining authority.

           8.  Not Applicable.

           9.  Not Applicable.


         Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Bank One, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and State of Illinois, on the 28th day of July, 2000.

                      Bank One, National Association,
                      Trustee

                      By   /s/ Steven M. Wagner
                           ---------------------
                           Steven M. Wagner
                           First Vice President

* Exhibits 1, 2, 3, and 4 are herein incorporated by reference to Exhibits bearing identical numbers in Item 16 of the Form T-1 of Bank One, National Association, filed as Exhibit 25 to the Registration Statement on Form S-3 of Household Finance Corporation filed with the Securities and Exchange Commission on March 24, 2000 (Registration No. 333-33240).

                                 EXHIBIT 6

                    THE CONSENT OF THE TRUSTEE REQUIRED
                        BY SECTION 321(b) OF THE ACT


                                                          July 28, 2000



Securities and Exchange Commission
Washington, D.C.  20549

Gentlemen:

In connection with the qualification of an indenture between CNH Capital Receivables Inc., and Bank One, National Association, as Trustee, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

                                    Very truly yours,

                                    Bank One, National Association

                           By:      /s/ Steven M. Wagner
                                    ---------------------
                                    Steven M. Wagner
                                    First Vice President

                                 EXHIBIT 7

Legal Title of Bank:     Bank One, NA                  Call Date: 03/31/00
Address:                 1 Bank One Plaza, Ste 0303               ST-BK:17-1630
City, State  Zip:        Chicago, IL  60670                       FFIEC 031
FDIC Certificate No.:    0/3/6/1/8                                Page RC-1
                           ---------

Consolidated Report of Condition for Insured Commercial and State-Chartered Savings Banks for March 31, 2000

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding of the last business day of the quarter.

Schedule RC--Balance Sheet


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

                                                                                       Dollar Amounts in thousands       C400
                                                                                       RCFD         BIL MIL THOU         ----
                                                                                       ----         ------------

ASSETS
1.    Cash and balances due from depository institutions (from Schedule                RCFD
      RC-A):                                                                           ----
      a. Noninterest-bearing balances and currency and coin(1)..................       0081          5,387,973            1.a
      b. Interest-bearing balances(2)...........................................       0071          7,970,222            1.b
2.       Securities
      a. Held-to-maturity securities(from Schedule RC-B, column A)..............       1754                  0            2.a
      b. Available-for-sale securities (from Schedule RC-B, column D)...........       1773         11,262,454            2.b
3.       Federal funds sold and securities purchased under agreements to
         resell                                                                        1350          6,555,909            3.
4.    Loans and lease financing receivables:                                           RCFD
      a. Loans and leases, net of unearned income (from Schedule                       ----
         RC-C)..................................................................       2122         62,960,769            4.a
      b. LESS: Allowance for loan and lease losses..............................       3123            580,798            4.b
      c. LESS: Allocated transfer risk reserve..................................       3128                  0            4.c
      d. Loans and leases, net of unearned income, allowance, and                      RCFD
         reserve (item 4.a minus 4.b and 4.c)...................................       ----
                                                                                       2125         62,379,971            4.d
5.       Trading assets (from Schedule RD-D)....................................       3545          3,443,465            5.
6.       Premises and fixed assets (including capitalized leases)...............       2145            713,646            6.
7.       Other real estate owned (from Schedule RC-M)...........................       2150              2,792            7.
8.       Investments in unconsolidated subsidiaries and associated
         companies (from Schedule RC-M).........................................       2130            250,083            8.
9.       Customers' liability to this bank on acceptances outstanding...........       2155            459,299            9.
10.      Intangible assets (from Schedule RC-M).................................       2143            217,835           10.
11.      Other assets (from Schedule RC-F)......................................       2160          2,382,707           11.
12.      Total assets (sum of items 1 through 11)...............................       2170        101,026,356           12.


-------------------
(1)  Includes cash items in process of collection and unposted debits.
(2)  Includes time certificates of deposit not held for trading.


Legal Title of Bank:     Bank One, NA                     Call Date:    03/31/00
Address:                 1 Bank One Plaza, Ste 0303               ST-BK: 17-1630
City, State  Zip:        Chicago, IL  60670                            FFIEC 031
FDIC Certificate No.:    0/3/6/1/8                                     Page RC-2
                         ---------

Schedule RC-Continued

                                                                                          Dollar Amounts in
                                                                                            Thousands
                                                                                            ---------

LIABILITIES
13. Deposits:
    a. In domestic offices (sum of totals of columns A and C                       RCON
                                                                                   ----
       from Schedule RC-E, part (1)...........................................     2200          26,881,942          13.a
       (1) Noninterest-bearing(1).............................................     6631          11,976,145          13.a1
       (2) Interest-bearing...................................................     6636          14,905,797          13.a2
    b. In foreign offices, Edge and Agreement subsidiaries, and                    RCFN
                                                                                   ----
       IBFs (from Schedule RC-E, part II).....................................     2200          29,239,287          13.b
       (1) Noninterest bearing................................................     6631             300,451          13.b1
       (2) Interest-bearing...................................................     6636          28,938,836          13.b2
14. Federal funds purchased and securities sold under agreements
    to repurchase:                                                                 RCFD 2800      9,523,831          14
15. a. Demand notes issued to the U.S. Treasury                                    RCON 2840        564,732          15.a
    b. Trading Liabilities (from Schedule RC-D)...............................     RCFD 3548      3,001,629          15.b
16. Other borrowed money:                                                          RCFD
                                                                                   ----
    a. With original maturity of one year or less.............................     2332          16,889,123          16.a
    b. With original  maturity of more than one year..........................     A547           2,831,153          16.b
    c. With original maturity of more than three years........................     A548             915,064          16.c
17. Not applicable
18. Bank's liability on acceptance executed and outstanding...................     2920             459,299          18.
19. Subordinated notes and debentures.........................................     3200           3,400,000          19.
20. Other liabilities (from Schedule RC-G)....................................     2930           1,495,725          20.
21. Total liabilities (sum of items 13 through 20)............................     2948          95,201,785          21.
22. Not applicable
EQUITY CAPITAL
23. Perpetual preferred stock and related surplus.............................     3838                   0          23.
24. Common stock..............................................................     3230             200,858          24.
25. Surplus (exclude all surplus related to preferred stock)..................     3839           3,660,673          25.
26. a. Undivided profits and capital reserves.................................     3632           2,140,620          26.a
    b. Net unrealized holding gains (losses) on available-for-sale
       securities.............................................................     8434            (177,338)         26.b
    c. Accumulated net gains (losses) on cash flow hedges.....................     4336                   0          26.c
27. Cumulative foreign currency translation adjustments.......................     3284               ( 242)         27.
28. Total equity capital (sum of items 23 through 27).........................     3210           5,824,571          28.
29. Total liabilities, limited-life preferred stock, and equity
    capital (sum of items 21, 22, and 28).....................................     3300         101,026,356          29.

Memorandum
To be reported only with the March Report of Condition.
1.  Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank by independent external auditors as of any date
    during 1996......................................................RCFD 6724 ....... N/A      Number
                                                                                                M.1.
1 =   Independent audit of the bank conducted in accordance        4.=    Directors'  examination  of the bank performed by other
      with generally accepted auditing standards by a certified           external auditors (may be required by state chartering
      public accounting firm which submits a report on the bank           authority)
2 =   Independent audit of the bank's parent holding company       5 =    Review of the bank's financial statements by external
      conducted in accordance with generally accepted auditing            auditors
      standards by a certified public accounting firm which        6 =    Compilation of the bank's financial statements by
      submits a report on the consolidated holding company                external auditors
      (but not on the bank separately)                             7 =    Other audit procedures (excluding tax preparation work)
3 =   Directors' examination of the bank conducted in              8 =    No external audit work
      accordance with generally accepted auditing standards
      by a certified public accounting firm
      (may be required by state chartering authority)

-------------------------
(1) Includes total demand deposits and noninterest-bearing time and savings deposits.


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